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                                                                      EXHIBIT 23










                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated July 29, 1999, included in the Company's Annual Report to Shareholders of STRATTEC SECURITY CORPORATION for the fiscal year ended June 27, 1999, and to all references to our firm included in this Form 10-K.



ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
September 17, 1999.